UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

CAREGUIDE, INC.
(Exact name of the Registrant as specified in its charter)

Delaware	0-22319	16-1476509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4401 N.W. 124th Avenue Coral Springs, Florida 33065
(Address of principal executive offices and Zip Code)

the Registrant’s telephone number, including area code: (954) 796-3714

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2007, CareGuide, Inc. (the “Registrant”) entered into the Fifth Amendment to Loan and Security Agreement (the “Loan Amendment”) with Comerica Bank (“Comerica”). The Loan Amendment has an effective date of September 24, 2007. Under the terms of the Loan Amendment, the maturity date of the Registrant’s revolving line of credit (the "Line of Credit") with Comerica was extended from October 1, 2007 to January 1, 2009.

The maximum amount available under the Line of Credit remains $8,000,000, all of which is currently borrowed by the Registrant. The Line of Credit will continue to bear interest at Comerica’s prime rate plus 1%. The Line of Credit remains collateralized by all of the Registrant’s assets, including its investment in all of its subsidiaries. In addition, Comerica has required that the Registrant’s obligations under the Line of Credit continue to be supported by unconditional guaranties (the "Guaranties") from its primary investors. Under the terms of the Guaranties, each participating primary investor unconditionally and irrevocably guarantees prompt and complete payment of its pro rata share of the amount the Registrant owes under the Line of Credit.

In addition, the Loan Amendment provides for a second credit facility (“Revolving Line B”) under which the Registrant may borrow up to an additional amount equal to the lesser of (a) $1 million or (b) 60% of its eligible accounts receivable, which percentage will increase to 75% of its eligible accounts receivable upon the satisfaction of certain conditions. Revolving Line B is collateralized by certain accounts receivable of the Registrant. Any amounts borrowed under Revolving Line B will bear interest at Comerica’s prime rate plus 2%, and all outstanding amounts under Revolving Line B are due on September 23, 2008. No amounts have yet been drawn on Revolving Line B. The Registrant is obligated to pay to Comerica an unused commitment fee equal to 0.5% per annum of the unused portion of Revolving Line B, payable quarterly in arrears.

The Loan Amendment also requires the Registrant to maintain certain EBITDA financial covenants, such that the Registrant is required to earn EBITDA (as defined in the Loan Amendment) of not less than the applicable amounts set forth in the Loan Amendment on a trailing six-month basis.

The foregoing description of the Loan Amendment is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Loan Amendment. The Loan Amendment will be attached as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2007	CAREGUIDE, INC. By: /s/ Chris E. Paterson Chris E. Paterson Chief Executive Officer

2